Exhibit 99.1

STRATEGIC GLOBAL INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2016	2015

ASSETS
Current Assets:
Cash and Cash Equivalents	$211	$386,765
Total Current Assets	211	386,765

PROPERTY AND EQUIPMENT, net	-	506,578
Other Assets:
Notes Receivable	-	525,600
Investments-Stock Holdings	-	9,618
Inventory	-	150,000
Intangible Assets-Net of Amortization	-	-
Escrow Payments	-	135,000
Land	-	200,000
Construction In Progress	-	256,006
Total Other Assets	-	1,276,224

TOTAL ASSETS	$211	$2,169,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$500	$1,222
Due to Related Party	-	441,422
Total Current Liabilities	500	442,644

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value;10,000,000 shares authorized, 2,140,000	2,101	2,101
and 2,140,000 outstanding at December 31, 2015 and December 31, 2014
Common stock, $.001 par value; 100,000,000,000 shares authorized 47,164,849
shares issued and outstanding at December 31, 2016 and 37,564,849 at December 31, 2015	47,164	37,565
Additional Paid in Capital	6,364,408	6,278,908
Accumulated Deficit	(6,413,962)	(4,591,651)
TOTAL STOCKHOLDERS' EQUITY	(289)	1,726,923
TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$211	$2,169,567

STRATEGIC GLOBAL INVESTMENTS, INC.

STATEMENT OF OPERATIONS

	December 31,	December 31,
	2016	2015
Revenue	$-	$-
Cost of Sales	-	19,000
Gross Profit	-	(19,000)

Selling, General and Administrative Expenses	380,178	1,115,413
Loss from Operations	(380,178)	(1,134,413)

Other Income (Expense)
Discontinued Operations	(415,624)	-
Impairment of Assets	(1,026,509)	-
Interest Expense	-	(36,940)
Interest Income	-	12,476
Total Other Income (Expense)	(1,442,133)	(24,464)

Loss Before Income Taxes	(1,822,311)	(1,158,877)

Income Tax Benefit	-	-

Net Loss	(1,822,311)	(1,158,877)

Loss Per Share-Basic and Diluted	$(0.14)	$(0.01)

Weighted Average Common Shares
Outstanding -Basic and Diluted	12,664,755	102,161,494

STRATEGIC GLOBAL INVESTMENTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	December 31, 2015	December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,822,311)	$(1,158,877)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for assets	-	135,147
Stock issued to consultants and employees	95,099	73,500
Impairment of Assets	1,026,509
Discontinued Operations	415,624
Depreciation		45,000
Changes in operating assets and liabilities:
Decrease (Increase) in assets:
Inventory	(150,000)	(150,000)
Increase (Decrease) in liabilities:
Accounts payable and accrued expenses	(722)	(16,307)
Sales of property net of notes payable	-	-
Net Cash Used In Operating Activities	(435,801)	(1,071,537)
Cash Flows from Investing Activities
Investment in subsidiary	-	-
Fixed Assets Purchased	-	(63,025)
Net Cash( Used In) Provided by Investing Activities	-	(63,025)
Cash Flows from Financing Activities
Procceds from issuance of stock		-
Due to related party	(441,422)	192,017
Conversion of Notes Proceeds	-	-
Escrow payments	-	(135,000)
Notes receivable paid	-	754,820
Proceeds from notes receivable paid	490,669	600,000
Net Cash Provided by (Used In) Financing Activities	49,247	1,411,837

NET DECREASE IN CASH AND CASH EQUIVALENTS	(386,554)	277,275
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	386,765	109,490
CASH AND CASH EQUIVALENTS, END OF PERIOD	$211	$386,765
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Interest paid during the period	$-	$36,940
Income taxes paid during the period	$-	$-

STRATEGIC GLOBAL INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred Stock		Common Stock		Total Stockholders’ Additional Paid	Accumulated	(Deficiency)
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance -December 31, 2014	2,100,000	$2,101	3,980,038	$3,980	$5,469,379	$(3,432,774)	$2,042,686

Shares issued for payment of notes payable			20,000,000	20,000	580,000		600,000
Shares issued in exchange for note			300,000	300	(300)		-
Issuance of common stock for cash proceeds-net of costs			4,900,000	4,900	68,600		73,500
Stock issued for services to consultants and employees			3,133,333	3,133	31,333		34,467
Shares issued in exchange for assets			5,251,478	5,251	129,896		135,147
Net Loss						(1,158,877)	(1,158,877)
Balance - December 31, 2015	2,100,000	$2,101	37,564,849	$37,565	$6,278,908	$(4,591,651)	$1,726,922

Shares issued in exchange for services to consultants			9,500,000	9,599	85,500		95,099
Net Loss						(1,822,311)	(1,822,311)
Balance - December 31, 2015	2,100,000	$2,101	47,064,849	$47,164	$6,364,408	$(6,413,962)	$(290)